                                                                    Exhibit 4.19

                                 FIRST AMENDMENT

                                       TO

                                CREDIT AGREEMENT

                                  by and among

                    FOREST CITY RENTAL PROPERTIES CORPORATION

                                   as Borrower

                                       and

                          VARIOUS LENDING INSTITUTIONS
                                       as
                                      Banks



                                       and

                          KEYBANK NATIONAL ASSOCIATION
                                       as
                       Administrative Agent for the Banks



                                       and

                               NATIONAL CITY BANK
                                       as
                         Syndication Agent for the Banks





                            ------------------------

                                January 20, 1998

                            ------------------------

                               INDEX OF DOCUMENTS
                               ------------------



          1.   First Amendment to the Credit Agreement

          2.   First Amendment to Guaranty of Payment of Debt

          3.   Term Loan Note in favor of U.S. Bank National Association

          4.   Revolving Loan Note in favor of U.S. Bank National Association

          5. Resolutions of Forest City Rental Properties Corporation certified by the Secretary of Forest City Rental Properties Corporation.

          6. Resolutions of Forest City Enterprises, Inc. certified by the Secretary of Forest City Enterprises, Inc.

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

                This FIRST AMENDMENT TO CREDIT AGREEMENT is made and entered into as of this 20th day of January, 1998 by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the "Borrower"), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the "Agent"), NATIONAL CITY BANK, as Syndication Agent (the "Syndication Agent" and, together with the Agent, the "Agents") and the banks from time to time party thereto (collectively, the "Banks" and individually a "Bank").

                              W I T N E S S E T H;

                WHEREAS, Borrower, the Banks, and the Agents have previously entered into a certain Credit Agreement dated as of December 10, 1997 (the "Credit Agreement"); and

                WHEREAS, the Borrower, the Banks and the Agents desire to make certain amendments to the Credit Agreement to, among other things, add U.S. Bank National Association as a Bank for all purposes, on the terms and conditions herein set forth;

                NOW, THEREFORE, it is mutually agreed as follows:

                1. AMENDMENT TO ARTICLE I OF THE CREDIT AGREEMENT. Article I of the Credit Agreement shall be amended by deleting the definition for "Termination Date" set forth therein and replacing it with the following:

                "TERMINATION DATE" means the third anniversary of the Closing Date, unless extended by the Banks pursuant to Section 3.09 of this Credit Agreement, in which case the Termination Date shall be the date of the expiration of any such extension or, if terminated earlier pursuant to Article XI or Section 8.13(b) of this Credit Agreement, the Termination Date shall be the date of such earlier termination.

                2. AMENDMENT OF SECTION 2.01(a) OF THE CREDIT AGREEMENT. Section 2.01(a) of the Credit Agreement is hereby amended by deleting the table set forth therein and substituting therefor the following table:



                                                                  Amount of
                   Name of Bank                               Initial Term Loan
                   ------------                               -----------------

                KeyBank National Association                 $   10,666,666.67
                National City Bank                               10,666,666.67
                The Huntington National Bank                      8,666,666.67
                First Merit Bank                                  6,000,000.00
                Comerica Bank                                     4,800,000.00
                Star Bank                                         4,800,000.00
                Credit Lyonnais                                   4,800,000.00
                Manufacturers and Traders Trust Company           4,800,000.00
                U.S. Bank National Association                    4,800,000.00
                                                                  ------------

                TOTAL                                        $   60,000,000.00

                3. AMENDMENT TO SECTION 2.01(b) OF THE CREDIT AGREEMENT. Section 2.01(b) of the Credit Agreement shall be amended by deleting the reference to
Article X contained in the last sentence therein and substituting therefor a reference to Article XI.

                4. AMENDMENT TO SECTION 2.02(b) OF THE CREDIT AGREEMENT. Section 2.02(b) of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                SECTION 2.02(b). REPAYMENT OF ADDITIONAL TERM LOANS. The principal of the Additional Term Loans shall be payable in sixteen consecutive quarterly installments, each in an amount equal to $5,625,000 minus the corresponding quarterly installment due and payable on the Initial Term Loans pursuant to Section 2.01(b), if any, commencing on the first Quarterly Date next following the date on which the Additional Term Loans are made and continuing until the earlier of the following (a) payment in full of the Additional Term Loans and (b) the fifteenth (15th) Quarterly Date after the first Quarterly Date following the date on which the Additional Term Loans were made, at which time all remaining principal of the Additional Term Loans shall be due and payable in full, unless such principal becomes due and payable earlier pursuant to the provisions of Article XI. Notwithstanding any other provision of this Credit Agreement, any regularly scheduled installment of principal paid by the Borrower on a Quarterly Date pursuant to this Section 2.02(b) that results in a prepayment of the Additional Term Loans shall not be subject to the payment of the prepayment premium set forth in Section 5.05 of this Credit Agreement.

                5. AMENDMENT TO SECTION 2.05 OF THE CREDIT AGREEMENT. Section
2.05 of the Credit Agreement shall be amended by deleting it in its entirety and replacing therefor the following:

        SECTION 2.05. [RESERVED.]

                6. AMENDMENT TO SECTION 3.02(a) OF THE CREDIT AGREEMENT. Section 3.02(a) of the Credit Agreement is hereby amended by deleting the phrase "on a Pro rata basis" at the end of the sentence contained therein.

                7. AMENDMENT TO SECTION 3.07 OF THE CREDIT AGREEMENT. Section
3.07 of the Credit Agreement is hereby amended by deleting the reference to
Article X contained therein and substituting therefor a reference to Article XI.

                8. AMENDMENT TO SECTION 4.01(d) OF THE CREDIT AGREEMENT. Section 4.01(d) of the Credit Agreement is hereby amended by adding the word "Initial" to the heading "Term Loans" at the beginning of the second table set forth therein.

                9. AMENDMENT TO SECTION 4.02 OF THE CREDIT AGREEMENT. Section
4.02 of the Credit Agreement is hereby amended by deleting the last sentence contained therein and substituting therefor the following sentence:

                If the Borrower fails to timely select any Interest Period, the Borrower shall be deemed to have elected to convert such Loan to a Loan subject to the Prime Rate Option, effective as of the expiration date of such current Interest Period.

                10. AMENDMENT TO SECTION 4.04 OF THE CREDIT AGREEMENT. Section
4.04 of the Credit Agreement is hereby amended by adding the phrase "in full" after the word "payment" in the second sentence contained therein.

                11. AMENDMENT TO SECTION 5.04 OF THE CREDIT AGREEMENT. Section
5.04 of the Credit Agreement shall be amended by adding the following sentence at the end of such Section 5.04:

                To the extent a Bank does not receive its Pro rata share of the amount of principal, interest and other amounts made available by the Borrower to the Agent for the account of such Bank at the applicable time set forth above in this Section 5.04, such Bank shall be entitled to recover from the Agent, interest on all such amounts in respect of each day from the date such amounts were made available to the Agent by the Borrower to the date such amounts are distributed to such Bank at a rate per annum equal to the overnight federal funds effective rate.

                12. AMENDMENT TO SECTION 7.10 OF THE CREDIT AGREEMENT. Section
7.10 of the Credit Agreement shall be amended by adding the following at the end of the paragraph after the word "non-payments":

                , which written notice the Administrative Agent will promptly deliver to each Bank.

                13. AMENDMENT TO SECTION 7.13(c) OF THE CREDIT AGREEMENT.
Section 7.13(c) of the Credit Agreement shall be amended by deleting the reference to Section 8.05(b) contained therein and substituting therefor a reference to Section 8.07(b).

                14. AMENDMENT TO SECTION 7.16 OF THE CREDIT AGREEMENT. Section
7.16 of the Credit Agreement shall be amended by deleting the term "Agents" contained therein and substituting therefor the term "Banks."

                15. AMENDMENT TO SECTION 8.04(b) OF THE CREDIT AGREEMENT.
Section 8.04(b) of the Credit Agreement is hereby amended by adding the word "related" after the word "other" in the fourth line of such Section 8.04(b).

                16. AMENDMENT TO SECTION 8.07(c) OF THE CREDIT AGREEMENT.
Section 8.07(c) of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                (c) [Reserved.]

                17. AMENDMENT TO SECTION 8.07(d) OF THE CREDIT AGREEMENT.
Section 8.07(d) of the Credit Agreement shall be amended by deleting the letter "a" after the word "of" in the second line of such Section 8.07(d).

                18. AMENDMENT TO SECTION 8.07(g) OF THE CREDIT AGREEMENT.
Section 8.07(g) of the Credit Agreement shall be amended by deleting the phrase "identifying each quarter-annual fiscal period of Borrower" contained in the twelfth line in such Section 8.07(g).

                19. AMENDMENT TO SECTION 8.12 OF THE CREDIT AGREEMENT. Section
8.12 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing therefor the following:

                SECTION 8.12. TRANSACTIONS WITH AFFILIATES. Except for loans permitted by Section 8.06 of this Credit Agreement, the Borrower will not and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable as would be obtainable by the Borrower or such Subsidiary, at the time, in a comparable arm's-length transaction with a Person other than an Affiliate.

                20. AMENDMENT TO SECTION 8.13(b) OF THE CREDIT AGREEMENT.
Section 8.13(b) of the Credit Agreement shall be amended by deleting the reference to Section 2.03 contained in the third sentence therein and substituting therefor a reference to Article IV.

                21. AMENDMENT TO SECTION 11.01 OF THE CREDIT AGREEMENT. Section
11.01 of the Credit Agreement shall be amended by deleting the parenthetical contained in the lead-in paragraph in such Section and substituting therefor the following parenthetical:

                (other than (e), (f) or (g) thereof).

                22. AMENDMENT TO ARTICLE XI OF THE CREDIT AGREEMENT. Article XI of the Credit Agreement shall be amended by adding a new Section 11.06 as follows:

                SECTION 11.06. APPLICATION OF PAYMENTS. Notwithstanding any other provision of this Credit Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower waives any right it may have to direct the application of any and all payments received by the Agent or the Banks on account of the Debt and the Borrower agrees that the Agent and each Bank shall have the right, in its sole and absolute discretion, to apply and re-apply any and all such payments in such manner as the Agent or such Bank may deem advisable, subject to the Pro rata sharing of any such payments among the Banks.

                23. AMENDMENT TO SECTION 11.02 OF THE CREDIT AGREEMENT. Section
11.02 of the Credit Agreement shall be amended by deleting the lead-in sentence contained therein and substituting therefor the following lead-in sentence:

                If any Event of Default referred to in Section 10.07(e), 10.07(f) or 10.07(g) hereof shall occur,.

                24. AMENDMENT TO SECTION 12.01 OF THE CREDIT AGREEMENT. Section
12.01 of the Credit Agreement is hereby amended by deleting the word "herein" contained in the third sentence in such Section 12.01 and substituting therefor the phrase "in this Credit Agreement".

                25. AMENDMENT 12.05 OF THE CREDIT AGREEMENT. Section 12.05 of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                SECTION 12.05. RESIGNATION OR REMOVAL OF THE AGENT; SUCCESSOR AGENT. The Agent may resign upon 20 days' notice to the Banks or the Agent may be removed by a unanimous vote of the Required Banks (excluding the Agent). Upon the resignation or removal of the Agent, the Required Banks shall appoint from among the Banks a successor Agent for the Banks subject to prior approval of the Borrower so long as no Possible Default or Event of Default then exists (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Credit Agreement. After the resignation or removal of the Agent hereunder, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement. In the event no successor agent has been appointed by the end of such 20 day period in the case of a resignation or upon the removal of the Agent by the Required Banks (excluding the Agent), the resignation or removal of the Agent shall become effective and the Required Banks shall perform the duties of the Agent until a successor agent is appointed.

                26. AMENDMENT TO SECTION 12.07(b)(ii) OF THE CREDIT AGREEMENT.
Section 12.07(b)(ii) of the Credit Agreement is hereby amended by deleting the term "Rate" contained in the fourth line therein and substituting therefor the term "Rata" and by adding the following to the end of the sentence:

                and, PROVIDED FURTHER, that the Agent shall only be entitled to such reimbursement from those Banks that were involved in the dispute with the Agent.

                27. AMENDMENT TO SECTION 12.10 OF THE CREDIT AGREEMENT. Section
12.10 of the Credit Agreement is hereby amended by deleting the first sentence contained therein in its entirety and substituting therefor the following sentence:

                It is expressly understood and agreed that the Agent shall not be deemed to have knowledge or notice of the occurrence of any Possible Default or Event of Default hereunder (other than the failure to make available to the Agent any principal of or interest on the Loans for the account of the Banks as required under this Credit Agreement and the Notes), unless the Agent has actually received written notice from a Bank or the Borrower describing such Possible Default or Event of Default and stating that such notice is a "notice of default."

                28. AMENDMENT TO SECTION 13.08(b)(ii)(B) OF THE CREDIT AGREEMENT. Section 13.08(b)(ii)(B) of the Credit Agreement shall be amended by deleting it in its entirety and substituting therefor the following:

                (B) the consent of the Agent (which consent shall not be unreasonably withheld or delayed) shall be required for any assignment of a Revolving Loan Commitment to the extent of any letters of credit are outstanding.

                29. AMENDMENT TO EXHIBIT A TO THE CREDIT AGREEMENT. Exhibit A to the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the Exhibit A Attached to this First Amendment to Credit Agreement.

                30. DEFINITIONS. Capitalized terms used in this First Amendment to Credit Agreement that are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

                31. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agents and the Banks as follows:

                a. INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof;

                b. REQUISITE AUTHORITY. The Borrower has all requisite power and authority to execute and deliver and to perform its obligations in respect of this First Amendment to Credit Agreement and each and every other agreement, certificate or document required by this First Amendment to Credit Agreement;

                c. DUE AUTHORIZATION; VALIDITY. The Borrower has taken all necessary action to authorize the execution, delivery and performance by it of this First Amendment to Credit Agreement and every other instrument, document and certificate relating thereto. This First Amendment to Credit Agreement has been duly executed and delivered and when executed and delivered will be a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms;

                d. NO CONSENT. No consent, approval or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance of this First Amendment to Credit Agreement and the transactions contemplated hereby.

                32. NO WAIVER. The execution and delivery of this First Amendment to Credit Agreement by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this First Amendment to Credit Agreement or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

                33. CONDITIONS TO EFFECTIVENESS. The amendments to the Credit Agreement herein provided for shall become effective upon the satisfaction of all of the following conditions:

                (a) The Parent shall have executed and delivered to the Agents and the Banks a First Amendment to Guaranty of Payment of Debt in form and substance satisfactory to the Agents and the Banks;

                (b) A Term Note in the principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000) shall have been duly executed and delivered by the Borrower to U.S. Bank National Association;

                (c) A Revolving Loan Note in the principal amount of the Revolving Loan Commitment for U.S. Bank National Association shall have been duly executed and delivered by the Borrower to U.S. Bank National Association; and

                (d) The Agents and the Banks shall have received such opinions of counsel to the Borrower and the Parent, certified copies of resolutions of the Boards of directors of the Borrower and the Parent, and such other documents as shall be required by the Agents, the Banks or their respective counsel to evidence and confirm the due authorization, execution and delivery of this First Amendment to Credit Agreement, the Term Note and the Revolving Loan Note each in favor of U.S. Bank National Association by the Borrower and of the First Amendment to Guaranty of Payment of Debt by the Parent.

                34. EXPENSES. The Borrower shall reimburse the Agents and the Banks for all costs and expenses incurred by them in the preparation, negotiation and execution of this First Amendment to Credit Agreement including, without limitation, the legal fees and out-of-pocket expenses of Thompson Hine & Flory LLP.

                35. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this First Amendment to Credit Agreement, all provisions of the Credit Agreement continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement shall be applicable to this First Amendment to Credit Agreement.

                IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this First Amendment to Credit Agreement to be executed and delivered as of the date first above written.



Address:
1100 Terminal Tower                     FOREST CITY RENTAL PROPERTIES
Cleveland, Ohio 44113                       CORPORATION



                                        BY: /s/ THOMAS G. SMITH
                                           ---------------------------------------------
                                        TITLE:  THOMAS G. SMITH, VICE PRESIDENT AND ASSISTANT SECRETARY
                                              -----------------------------------------------------------



Address:                                KEYBANK NATIONAL ASSOCIATION,
127 Public Square                            Individually and as Administrative Agent
Cleveland, Ohio 44114


                                        BY: /s/ KeyBank National Association
                                           ---------------------------------------------
                                        TITLE: Vice President
                                              ------------------------------------------


Address:                                NATIONAL CITY BANK, Individually and
1900 East Ninth Street                  as Syndication Agent
Cleveland, Ohio 44114


                                        BY: /s/ National City Bank
                                          ---------------------------------------------
                                        TITLE: Senior Vice President
                                              -----------------------------------------



ADDRESS:                                THE HUNTINGTON NATIONAL BANK
917 Euclid Avenue
Cleveland, Ohio 44114                   BY: /s/ James R. Logan
                                           ---------------------------------------------
                                        TITLE: Senior Vice President
                                              ------------------------------------------



Address:                                 COMERICA BANK
Overnight Mail:
500 Woodward Avenue                      BY: /s/ David J. Campbell
Detroit, Michigan 48226                     ---------------------------------------------
7" Floor                                 TITLE:  David J. Campbell, Vice President
                                               ------------------------------------------
U.S. Mail:
PO Box 75000
Detroit, Michigan 48275-3256


Address:                                      FIRST MERIT BANK
123 West Prospect Avenue
Cleveland, Ohio 44115                         BY:  /s/ First Merit Bank
                                                 ----------------------------------------
                                              TITLE: Vice President
                                                    ----------------------------------------


Address:                                      CREDIT LYONNAIS
1301 Avenue of the Americas
New York, New York 10019                      BY:  /s/ Gregory E. Allen, New York Branch
                                                 ----------------------------------------
                                              TITLE: Gregory E. Allen, Vice President
                                                    ----------------------------------------



Address:                                      STAR BANK
1350 Euclid Avenue
Suite 211                                     BY:  /s/ Star Bank
Cleveland, Ohio 44115                            ----------------------------------------
                                              TITLE: Vice President
                                                    ----------------------------------------


Address:                                      MANUFACTURERS AND TRADERS
One Fountain Plaza                                TRUST COMPANY
Buffalo, New York 14203-1495

                                              BY:  /s/ Manufacturers and Traders Trust Company
                                                 ----------------------------------------
                                              TITLE:
                                                    ----------------------------------------



Address:                                      U.S. BANK NATIONAL ASSOCIATION
U.S. Bank Place (M.S. MPFP-0802)
601 Second Avenue South                       BY:  /s/ U.S. Bank National Association
Minneapolis, Minnesota 55402                     ----------------------------------------
                                              TITLE: Assistant Vice President
                                                    ----------------------------------------


                                   EXHIBIT A
                                   ---------



               Bank                               Maximum Amount
               ----                               --------------



          KeyBank National Association         $    29,333,333.33
          National City Bank                        29,333,333.33
          The Huntington National Bank              23,833,333.33
          First Merit Bank                          16,500,000.00
          Comerica Bank                             13,200,000.00
          Credit Lyonnais                           13,200,000.00
          Star Bank                                 13,200,000.00
          Manufacturers and Traders Trust
               Company                              13,200,000.00
          U.S. Bank National Association            13,200,000.00


               TOTAL                           $   165,000,000.00

                              CONSENT OF GUARANTOR
                              --------------------

                FOREST CITY ENTERPRISES, INC., an Ohio corporation and, as amended, (the "Guaranty of Payment of Debt") Guarantor under that certain Guaranty of Payment of Debt issued on or about December 10, 1997, as amended (the "Guaranty of Payment of Debt") to and in favor of the Agents and the Banks in respect of, INTER ALIA, the indebtedness of FOREST CITY RENTAL PROPERTIES CORPORATION under the Credit Agreement referenced in the foregoing First Amendment to Credit Agreement, hereby acknowledges that it consents to the foregoing First Amendment to Credit Agreement and confirms and agrees that its Guaranty of Payment of Debt is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to the foregoing First Amendment to Credit Agreement.



Dated: January 20, 1998                 FOREST CITY ENTERPRISES, INC.
       ------------------

                                        BY:    /s/ Thomas G. Smith
                                               ---------------------------------------------
                                        TITLE: Thomas G. Smith, Chief Financial Officer,
                                               ---------------------------------------------
                                               Senior Vice President and Secretary
                                               ---------------------------------------------
